EXHIBIT 99.1

Media Release

First Solar Signs Definitive Agreement to Sell US Development Platform to Leeward
Acquisition comprises 1.8 GWDC of First Solar modules of which 744 MWDC represent new bookings

DALLAS, Tx./TEMPE, Ariz., January 25, 2021 – First Solar, Inc. (Nasdaq: FSLR) today announced that it has entered into a Purchase and Sale Agreement (the “Agreement”) with Leeward Renewable Energy Development, LLC (“Leeward”), pursuant to which Leeward will acquire from First Solar a utility-scale solar project platform of approximately 10 gigawatts (GW)AC. The transaction is expected to close in the first quarter of 2021, after obtaining regulatory approvals and satisfying customary closing conditions.

Headquartered in Dallas, Texas, Leeward is a portfolio company of OMERS Infrastructure, an investment arm of OMERS, one of Canada’s largest defined benefit pension plans. Upon closing of the transaction, Leeward will acquire the US project platform, which includes the Rabbitbrush, Madison, Oak Trail, Horizon, and Ridgely projects that are expected to commence construction in the next two years, as well as the 30 MWAC Barilla Solar project, which is operational. First Solar will retain 1.1 GWAC of projects in the US that are expected to be sold separately. Key members of the First Solar project development team are also expected to join Leeward upon closing.

Subject to closing of the acquisition, Leeward will purchase 650 MWDC of First Solar’s high-performance Series 6 photovoltaic (PV) solar modules for its additional development opportunities. Leeward’s acquisition of the project platform also includes purchase orders for 888 MWDC of Series 6 modules for the five development projects referenced above. Additionally, Leeward’s acquisition of the project platform will include 242 MWDC of Series 4 modules safe harbored under the solar Investment Tax Credit (ITC) program, 148 MWDC of which has been previously booked. In total, upon closing, Leeward’s acquisition of the project platform will comprise the acquisition of projects with module purchase orders, together with the entry into additional purchase orders, of approximately 1.8 GWDC of First Solar PV modules, of which 744 MWDC represent new bookings as of closing.

“This acquisition will support our aggressive growth strategy as a leading independent power producer and elevate Leeward’s prominent position in today’s energy market,” said Jason Allen, chief executive officer, Leeward Renewable Energy. “The public recognizes that renewable energy is a key driver in combating the global issue of climate change. Solar and renewable technologies continue to advance and now provide economically viable solutions in virtually every market in the US. We will continue to grow our wind, solar, and storage presence so we can continue to provide clean energy to our existing and future customers as they pursue their net-zero emission goals.”

“The sale of the platform is a result of the strategic review we announced in 2020 and we’re pleased that it will be acquired by Leeward, a company that shares our values and vision for a sustainable energy future,” said Mark Widmar, chief executive officer, First Solar. “Enabled by our Series 6 module’s seamless compatibility with industry systems and processes, the sale is part of a transition that allows us to focus on doing what we do best, which is scaling, developing, and selling our world-class module technology.”

The completion of the transaction is subject to a number of closing conditions, including the receipt of regulatory approval from the US Federal Energy Regulatory Commission (FERC), the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, and review by the Committee on Foreign Investment in the United States (CFIUS).

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First Solar is the only US-headquartered company among the world’s largest solar manufacturers. With 1.9 GWDC of annualized manufacturing capacity in Ohio, First Solar is the Western Hemisphere’s largest solar manufacturer. The Company also operates manufacturing facilities in Vietnam and Malaysia, and produced 5.9 GWDC of Series 6 globally in 2020.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar solutions, which use its advanced module and system technology. The company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar’s renewable energy solutions protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

About Leeward Renewable Energy, LLC

Leeward Renewable Energy is a growth-oriented renewable energy company that owns and operates a portfolio of 21 wind farms across nine states totaling approximately 2,000 megawatts of generating capacity. Leeward is actively developing new wind, solar, and energy storage projects in energy markets across the U.S. Leeward is a portfolio company of OMERS Infrastructure, an investment arm of OMERS, one of Canada’s largest defined benefit pension plans with C$109 billion in net assets (as at December 31, 2019). For more information, visit www.leewardenergy.com.

For First Solar Investors

This press release includes various “forward-looking statements” which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning (i) First Solar’s entry into a definitive agreement to sell a project development platform of approximately 10 GWAC, as well as the related sale of 650 MWDC of PV modules, which is subject to the closing of the platform’s acquisition and (ii) First Solar’s retention of 1.1 GWAC of projects in the US that are expected to be sold separately. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on First Solar's current expectations and First Solar's projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. First Solar undertakes no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause First Solar's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the expected timing and likelihood of completion of the transaction, including the timing, receipt and terms and conditions of any required governmental approvals related to the transaction that could cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the risk that the parties may not be able to satisfy the conditions to the transaction in a timely manner or at all; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

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Media	Investors
Reuven Proença	Mitchell Ennis
First Solar Media	First Solar Investor Relations
reuven.proenca@firstsolar.com	mitchell.ennis@firstsolar.com

Kelly Kimberly
Sard Verbinnen & Co. for Leeward Renewable Energy
KKimberly@sardverb.com

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